SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

ME Sudamerica SRL	Argentina
Beena Vision Asia - Pacific Pty Ltd.	Australia
Information Alignment Pty. Ltd.	Australia
LSI Robway Pty Limited	Australia
Network Mapping Pty Limited	Australia
Spatial Dimension Australia Pty Ltd	Australia
Trimble Australia Solutions Pty Limited	Australia
Manhattan Asia Pacific Pty Ltd	Australia
Trimble Navigation Australia Pty Ltd.	Australia
Trimble Planning Solutions Pty. Ltd.	Australia
Viewpoint Australia Finco Pty Ltd	Australia
Viewpoint Construction Software Australia Pty Ltd	Australia
Viewpoint Software Pty Ltd	Australia
AllTerra Österreich GmbH	Austria
Plancal GmbH	Austria
Acunia International NV	Belgium
ICS Benelux NV	Belgium
Stabiplan BVBA	Belgium
Trimble Leuven NV	Belgium
Trimble NV	Belgium
Wevada NV	Belgium
Spatial Dimension Sistemas do Brasil Ltda.	Brazil
Trimble Brasil Solucoes Ltda.	Brazil
Trimble Forestry Ltda.	Brazil
Viewpoint Construction Software Canada Inc.	Canada
3LOG Systems Inc.	Canada
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Corporation	Canada
GEOTrac Systems Inc.	Canada
Maddocks Systems, Inc.	Canada
NM Group Network Mapping Corp.	Canada
PeopleNet Communications Canada Corp.	Canada
Spatial Dimension Canada ULC	Canada
Trimble Canada Corporation	Canada
Trimble Canada Development Limited	Canada
Trimble Exchangeco Ltd.	Canada
Trimble Holdings Company	Canada

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
VS Visual Statement, Inc.	Canada
Trimble Loadrite Chile SPA	Chile
Eleven Technology (SIP) Co., Ltd. (in Liquidation)	China
Tianpan Century Co. Ltd	China
Tianpan Information Science & Technology Co. Ltd.	China
Trimble DBO Information Technology (Shanghai) Co. Ltd.	China
Trimble Electronics Products (Shanghai) Co. Ltd.	China
Trimble Leading Electronic Technology (Shanghai) Co. Ltd.	China
Trimble Solutions Aarhus A/S	Denmark
Trimble Middle East WLL (in Liquidation)	Egypt
Trimble Finland Oy	Finland
Trimble Forestry Europe Oy	Finland
Trimble Solutions Oy	Finland
GT France SAS	France
Magnav France Holdco S.A.S.	France
Manhattan Software France SARL	France
ME France SarL	France
Mensi, S.A.	France
Punch Telematix France SAS	France
Solid SAS	France
Stabiplan S.A.S.	France
Trimble France SAS	France
Trimble Nantes SAS	France
Trimble Lyon Sarl	France
Trimble Solutions France Sarl	France
HHK Datentechnik GmbH	Germany
Linear Project GmbH	Germany
Punch Telematix Deutschland GmbH (in Liquidation)	Germany
Müller-Elektronic GmbH	Germany
Sigma GmbH	Germany
Sigma Handels GmbH	Germany
Stabiplan GmbH	Germany
Trimble Forestry GmbH	Germany
Trimble Germany GmbH	Germany
Trimble Jena GmbH	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble Railway GmbH	Germany
Trimble TerraSat GmbH	Germany
Trimble Solutions Germany GmbH	Germany
Trimble Hong Kong Limited	Hong Kong

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Hungary Kft.	Hungary
Trimble Operations Hungary Kft	Hungary
CSC World (India) Private Limited	India
Trimble Information Technologies India Private Limited	India
Trimble EM3 Connected Services Private Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Navigation India Pvt. Ltd.	India
Trimble Solutions India Pvt. Ltd.	India
Lakefield eTechnologies Limited	Ireland
Lime Daross Limited	Ireland
Trimble Technologies Ireland Limited	Ireland
Spektra Agri Srl	Italy
Spektra Srl	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd.	Korea, Republic Of
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Geo de SECO S. de R.L. de C.V.	Mexico
Trimble Consulting Services Americas, S. de R.L.de C.V.	Mexico
Trimble Consulting Technologies Americas S de RL de CV	Mexico
One20 Inc.	Minnesota
PeopleNet Communications Corporation	Minnesota
BearTooth Mapping, Inc.	Montana
GT Europe BV	Netherlands
LogicWay B.V.	Netherlands
Punch Telematix Nederland B.V.	Netherlands
Trimble Eersel B.V.	Netherlands
Trimble Europe B.V.	Netherlands
Trimble Finance BV	Netherlands
Trimble International B.V.	Netherlands
Manhattan Asia Pacific NZ Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Trimble Navigation New Zealand Ltd.	New Zealand
Trimble New Zealand Solutions	New Zealand
Viewpoint Software NZ Limited	New Zealand
Trimble Norway AS	Norway
Trimble Solutions Sandvika AS	Norway
Trimble Poland Sp.z.o.o	Poland
Trimble Portugal Unipessoal LDA	Portugal

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble Romania S.R.L	Romania
Trimble RUS LLC	Russian Federation
Saudi Arabia Tech Office of LE386 Trimble Solutions Oy	Saudi Arabia
Trimble Solutions SEA Pte. Ltd.	Singapore
Trimble Navigation Singapore Pte. Ltd.	Singapore
Sitech Southern Africa (Pty.) Ltd.	South Africa
Spatial Dimension Pty Ltd	South Africa
Spatial Dimension South Africa Pty Ltd	South Africa
Trimble Navigation Technology South Africa (Pty) Ltd.	South Africa
Trimble South Africa Distribution Holdings Pty. Ltd.	South Africa
Trimble International Holdings S.L.	Spain
Trimble Navigation Iberica S.L.	Spain
PocketMobile Communications AB	Sweden
Trimble AB	Sweden
Trimble Solutions Gothenburg AB	Sweden
Trimble Solutions Sweden AB	Sweden
Trimble Sweden AB	Sweden
Trimble Holding GmbH	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble (Thailand) Co. Ltd.	Thailand
Network Mapping Group Limited	United Kingdom
Network Mapping Limited	United Kingdom
Network Mapping UK Ltd	United Kingdom
Amtech Group Limited	United Kingdom
Atrium Software Ltd	United Kingdom
Civil & Structural Computing (International) Ltd	United Kingdom
Civil & Structural Computing (Middle East) Ltd	United Kingdom
Cobco 867 Limited	United Kingdom
Computer Services Consultants (UK) Ltd	United Kingdom
CSC (Holdings) Ltd.	United Kingdom
CSC (World) Limited	United Kingdom
Lakefield eTechnologies Limited	United Kingdom
Manhattan Data Craft Ltd.	United Kingdom
Manhattan Software Group Ltd.	United Kingdom
Riverside Acquistions Limited	United Kingdom
MSG Public Sector Ltd	United Kingdom
Strucad 2011 Ltd.	United Kingdom
Trimble MAPS Limited	United Kingdom
Trimble Solutions (UK) Ltd.	United Kingdom

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation
Trimble UK Limited	United Kingdom
Trimble MRM Limited	United Kingdom
VCS (Holdings UK) Limited	United Kingdom
Viewpoint Construction Software Limited	United Kingdom
SECO Manufacturing Company, Inc.	US- CA
Trimble Export Limited	US- CA
Trimble IP General Corporation	US- CA
Trimble Military and Advanced Systems, Inc.	US- CA
3Gtms, Inc.	US - DE
Ashtech, LLC	US- DE
Azteca Systems Holdings, LLC	US- DE
Azteca Systems Midco, LLC	US - DE
Azteca Systems, LLC	US- DE
Iron Solutions, Inc.	US- DE
PeopleNet Holdings Corporation	US- DE
Network Mapping Inc.	US- DE
PNET Holding Corp.	US- DE
Trimble Inc.	US- DE
TOGS USA, Inc.	US- DE
Trimble Consulting Group Inc.	US- DE
Trimble Solutions USA, Inc.	US- DE
Trucker Tech Inc.	US- DE
Trimble Transportation Enterprise Solutions Inc.	US- DE
VIEWPOINT, INC.	US- DE
e-Builder, Inc.	US - FL
Innovative Software Engineering, L.L.C.	US - IA
ISE Fleet Services, LLC	US - IA
Kuebix LLC	US - MA
Xchange Imc, LLC	US - MA
Trimble MAPS Inc.	US - NJ
Telog Instruments, Inc.	US - NJ
Applanix LLC	US - TX